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                                                                      Exhibit 21


                               SERVOTRONICS, INC.

                                 SUBSIDIARIES OF

                                   REGISTRANT


Name and address of each member                           Employer ID No.

Servotronics, Inc.                                          16-0837866
P.O. Box 300
Elma, New York 14059-0300

Ontario Knife Company                                       16-0578540
26 Empire Street
Franklinville, New York 14737

Queen Cutlery Company                                       25-0743840
507 Chestnut Street
Titusville, Pennsylvania 16354

G.N. Metal Products, Inc.                                   16-0964682
P.O. Box 300
Elma, New York 14059-0300

SVT Management, Inc.                                        16-1037766
P.O. Box 300
Elma, New York 14059-0300

MRO Corporation                                             16-1230799
P.O. Box 300
Elma, New York 14059-0300

TSV ELMA, Inc.                                              16-1415699
P.O. Box 300
Elma, New York 14059-0300